EXHIBIT 16.1

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Audit • Tax • Advisory

Grant Thornton LLP
707 17th Street, Suite 3200
Denver, CO 80202-3336

T 303.813.4000
April 19, 2012	F 303.839.5711
www.GrantThornton.com

Re:          Evolving Systems, Inc.

File No. 0-24081

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Evolving Systems, Inc. dated April 13, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd